Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ARES MANAGEMENT CORPORATION

ARES HOLDINGS L.P.*

ARES INVESTMENTS HOLDINGS LLC*

ARES MANAGEMENT LLC*

ARES FINANCE CO. LLC*

ARES FINANCE CO. II LLC*

ARES FINANCE CO. III LLC*

ARES FINANCE CO. IV LLC*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.01 per share(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Equity	Shares of preferred stock(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities(3)(4)(5)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Guarantee of Debt Securities(3)(4)(5)(6)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Depositary Shares(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Purchase Contracts(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Units(3)(4)	Rule 456(b) and Rule 457(r)(2)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fees Offsets							N/A
	Net Fee Due							N/A

*Co-Registrant

(1)	There is being registered hereby such indeterminate number or amount, as the case may be, of securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis in one or more offerings to made hereunder.

(3)	Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(4)	An indeterminate number of shares of Class A common stock, par value $0.01 per share, may be issued from time to time upon exercise, conversion or exchange of other securities.

(5)	Debt securities may be issued by the Registrant and/or any of the Co-Registrants and may be issued without guarantees or may be guaranteed by one or more of the Co-Registrants.

(6)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.